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                                                                     EXHIBIT 5.1

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                                ATTORNEYS AT LAW
                         LAS OLAS CENTRE II, SUITE 1600
                           350 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FL 33301-2229
                                 (954) 463-2700
                             TELECOPY (954) 463-2224


                                November 7, 2000

Smith-Gardner & Associates, Inc.
1615 South Congress Avenue
Delray Beach, FL  33445-6368

Ladies and Gentlemen:

         We have acted as counsel to Smith-gardner & Associates, Inc., a Florida corporation (the "Company"), with respect to the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") covering the issuance of up to 1,000,000 shares of the Company's shares of Common Stock, par value $0.01 per share (the "Shares").

         Based on our review of the Smith-Gardner & Associates Stock Option Plan and Smith-Gardner & Associates Employee Stock Purchase Plan (the "Plans") pursuant to which the Shares are issuable, the Company's organizational documents and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended, and when the Shares are issued against delivery of adequate consideration therefor in accordance with and pursuant to the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable under the laws of the State of Florida.

         We consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                          AKERMAN, SENTERFITT & EIDSON, P.A.

                                          /s/ Akerman, Senterfitt & EIDSON, P.A.